UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 29, 2005

Allied Waste Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14705	88-0228636
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona		85260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(480) 627-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 29, 2005, Michael S. Gross informed the Company of his resignation as a Director of the Company due to other commitments.

(d) Also on September 29, 2005, the Board of Directors elected Joshua J. Harris as a Director of the Company. Mr. Harris is a founding senior partner of Apollo Advisors, L.P. ("Apollo"), affiliates of which are significant shareholders of the Company. Mr. Harris was also appointed to serve on the Governance Committee of the Board of Directors. Mr. Harris will replace Mr. Gross as one of Apollo’s current designees on the Company’s Board of Directors pursuant to a Third Amended and Restated Shareholders Agreement, dated December 18, 2003, between the Company and Apollo Advisors ll, L.P. and Blackstone Capital Partners ll Merchant Bank Fund L.P., including affiliated or related persons.

Prior to joining Apollo in 1990, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris is a Director of Hexion Specialty Chemicals, Inc., Nalco Company, Pacer International, Inc., Quality Distribution, Inc. and United Agri Products, Inc. Mr. Harris is also a member of the Council on Foreign Relations. Mr. Harris graduated Summa Cum Laude and Beta Gamma Sigma from the University of Pennsylvania’s Wharton School of Business with a B.S. in Economics and received his M.B.A. from the Harvard Business School, where he graduated as a Baker and Loeb Scholar.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Waste Industries, Inc.

October 3, 2005	By:	Peter S. Hathaway

Name: Peter S. Hathaway
Title: Executive Vice President and Chief Financial Officer